UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ONTRAK, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	88–0464853
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

2120 Colorado Avenue, #230
Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

9.5% Series A Cumulative Perpetual Preferred Stock, par value $.0001 per share	The NASDAQ Stock Market, LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number or Regulation A offering statement number to which this form relates:  333-230475 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of Class)

Item 1.              Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the 9.50% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) of Ontrak, Inc. (the “Registrant”). The description of the Series A Preferred Stock is contained in the section captioned “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement (the “Prospectus”) filed pursuant to Rule 424(b) regarding the Registrant’s registration statement on Form S-3 (File No. 333-230475), as declared effective by the Commission on April 1, 2019. The foregoing Prospectus Supplement is incorporated herein by reference.

The Registrant’s Series A Preferred Stock to be registered hereunder has been approved for listing on The Nasdaq Stock Market, LLC under the symbol “OTRKP.”

Item 2.              Exhibits.

Pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended, the following exhibits are hereby incorporated by reference:

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Ontrak, Inc.’s Definitive Schedule 14 C filed with the Securities and Exchange Commission on October 4, 2019.

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of Ontrak, Inc.’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.

3.3

Certificate of Designation regarding 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of Ontrak, Inc.’s Form 8-K filed with the Securities and Exchange Commission on August 21, 2020.

3.4

Amended and Restated By-Laws of Ontrak, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 of Ontrak, Inc’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2019.

4.1

Specimen Common Stock Certificate, incorporated by reference to exhibit of the same number to Ontrak, Inc.’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2015, on March 16, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONTRAK, INC.

Date: August 21, 2020	By:	/s/ Brandon LaVerne
Name: Brandon LaVerne
Title: Chief Financial Officer

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